As filed with the Securities and Exchange Commission on September 24, 2025

Registration No. 333-___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VCI GLOBAL LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Suite 33.03 of Level 33, Menara Exchange, 106, Lingkaran TRX,

Tun Razak Exchange, 55188 Kuala Lumpur, Wilayah Persekutuan Kuala Lumpur,

Malaysia

+603 3271 9898

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas

31st Floor, New York, NY 10036

Telephone: (212) 930-9700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross D. Carmel, Esq.

Jeffrey P. Wofford, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, New York 10036

Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 24, 2025

PROSPECTUS

$300,000,000

Ordinary Shares

Warrants

Debt Securities

Units

VCI GLOBAL Limited

From time to time, we may offer and sell ordinary shares, debt securities or warrants to purchase ordinary shares or any combination of these securities, either separately or in units, in one or more offerings in amounts, at prices and on terms that we will determine at the time of the offering. The debt securities and warrants may be convertible into or exercisable or exchangeable for ordinary shares or debt securities shares may be convertible into or exchangeable for ordinary shares. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $300,000,000.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus. Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement that includes a description of the method and terms of that offering.

Our ordinary shares are quoted on The Nasdaq Capital Market under the symbol “VCIG.” The last reported sale price of our ordinary shares on The Nasdaq Capital Market on September 23, 2025 was $8.60 per share.

If we decide to seek a listing of any purchase contracts, warrants, subscriptions rights, depositary shares or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Other than our ordinary shares, we have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which those securities will be listed.

We are an “emerging growth company” and a “smaller reporting company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and have elected to comply with certain reduced public company reporting requirements. See “Summary—Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 and any risk factors in our most recent Annual Report on Form 20-F, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement. We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 24, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $300,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Throughout this prospectus, unless otherwise designated or the context suggests otherwise

●	all references to the “Company,” the “registrant,” “VCI,” “VCI Global,” “we,” “our,” or “us” in this prospectus mean VCI Global Limited, a BVI business company;

●	all references to the “British Virgin Islands” and “BVI” in this prospectus mean the British Overseas Territory officially known as the Virgin Islands or the Territory of the British Virgin Islands;

●	“year” or “fiscal year” mean the year ending December 31st;

●	our fiscal year end is December 31. References to a particular “fiscal year” are to our fiscal year ended December 31 of that calendar year. Our audited consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board. Numerical figures included in this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them; and

●	unless otherwise noted: (i) all industry and market data in this prospectus is presented in U.S. dollars, (ii) all financial and other data related to VCI in this prospectus is presented in U.S. dollars, (iii) all references to “$” or “USD” in this prospectus (other than in our financial statements) refer to U.S. dollars, (iv) all references to “RM” in this prospectus refer to Malaysian Ringgits, and (v) all information in this prospectus assumes the issuance and sale of the maximum number of ordinary shares available in this offering.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding our future results of operations and financial position, business strategy, research and development plans, the anticipated timing, costs, design and conduct of our ongoing and planned research and development for our products, our ability to commercialize our products and services, the impact of the coronavirus (COVID-19) pandemic and global geopolitical events, such as the ongoing conflict between Russia and Ukraine and the Middle East conflicts, on our business, the potential benefits of strategic agreements and our intent to enter into any strategic arrangements, the timing and likelihood of success, plans and objectives of management for future operations and future results of anticipated product development efforts, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. This prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “would,” “could,” “should,” “expect,” “plan,” “anticipate,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus and the documents incorporated by reference herein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions, which we discuss in greater detail in the documents incorporated by reference herein, including under the heading “Risk Factors” and elsewhere in this prospectus. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus or the documents incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

MARKET, INDUSTRY AND OTHER DATA

This prospectus and any applicable prospectus supplement and the documents incorporated by reference herein and therein contain estimates, projections, market research and other information concerning, among other things, our industry, our business and markets for our products and services. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, technology and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information. As a result, you are cautioned not to give undue weight to such information.

iii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus carefully, including in particular the section titled “Risk Factors,” in this prospectus, Item 4, “Information on the Company”; Item 5, “Operating and Financial Review and Prospects”; Item 6,“Directors, Senior Management and Employees”; Item 7, Major Shareholders and Related Party Transactions”; Item 8, “Financial Information” in our Annual Report on Form 20-F for the year ended December 31, 2024, the other sections of the documents incorporated by reference in this prospectus and the financial statements and the related notes incorporated by reference in this prospectus, before deciding to invest in our securities.

We are a multi-disciplinary consulting group with key advisory practices in the areas of business and technology. Each of our segments and practices is staffed with consultants recognized for their wealth of knowledge and established track records of delivering impact. With our core group of experts experienced in corporate finance, capital markets, legal, and investor relations, we illuminate our clients’ paths to success by helping them foresee impending challenges and identify business opportunities. We leverage our in-depth expertise to assist clients in creating values by providing profitable business ideas, customizing bold strategic options, offering sector intelligence, and equipping clients with cost-saving solutions for lasting growth.

Since our inception in 2013, we have been delivering our services to companies ranging from small-medium enterprises and government-linked agencies to publicly traded conglomerates across a broad array of industries. Our business operates solely in Malaysia, with clients predominantly from Malaysia, and some engagements with clients from China, Singapore and the United States.

We have segregated our services in the following segments:

Business Strategy Segment

Business Strategy Consultancy - We specialize in listing solutions, investors relations and boardroom strategies consultancy. Our clientele, comprising a diverse mix of local and international entities, benefits from our services spanning both local and cross-border listings. Our roles begin from pre-listing diagnosis and planning to the finalization of the entire listing process. To better serve our clients, we extended our services line to include investor relations consultation, where we help our clients effectively handle investors’ expectations and manage communications. Further, we also offer services in attaining effective boardroom strategies for value creation and inclusive growth. Over the years, our consulting services have successfully propelled our clients’ businesses to the next level with strategic options, including mergers and acquisitions, initial public offerings, restructuring and transformation.

Our business strategy consultancy segment performs the following functions:

●	Advise clients on multitrack approaches to capital raising strategies;

●	Evaluate and assess clients’ businesses and perform IPO readiness diagnostic, including health checks on the company’s management, financial and legal structure;

●	Assemble external professionals for the IPO process and assist in building a quality management team, robust financial and corporate governance;

●	Assist in fine-tuning business plans, articulate compelling equity stories and advise on strategic options to maximize clients’ business values;

●	Manage due diligence investigations and peer industry analysis;

●	Prepare pre-IPO investment presentations materials for clients;

●	Liaise with investors for pre-IPO capital raising;

●	Design marketing strategy and promote the company’s business;

●	Assist with cross-border listing in countries including but not limited to, Malaysia, China, Singapore, and the United States.

Our Boardroom Strategy Services

We leverage our multiple practices and connections with professionals across an array of industries to complement clients’ businesses, offering a holistic approach for sustainable growth with high return on capital. Given the exponentially rising expectations from investors, unprecedented economic disruptions, and fragmentation of traditional markets, we believe more companies need carefully planned strategies to stay ahead of the trend and the competition through restructuring or transformation. We assist our clients in making the informed decisions by actively involved in boardroom discussions and advising them on strategic options, particularly when it comes to exploring opportunities in offshoring, partnering, merger and acquisitions (“M&A”), deals outsourcing and initial public offerings. We have recently been engaged to consult on boardroom strategies for one of the largest hospitality groups in Malaysia as well as company that is a pioneering human resources technology provider in Malaysia.

Technology Consultancy Services & Solutions

Our technology consultancy services and solutions keep our clients ahead of major technology and industry trends. This includes cyber security solutions, artificial intelligence solutions, fintech solutions, digital transformation and enterprise solution development, empowering businesses to secure their infrastructure, optimize operations, and drive growth in a rapidly evolving digital landscape.

We harness the transformative power of technology to propel companies to new heights. Recognizing the growing global significance of data analytics and digital transformation in enhancing existing business models, we have established relationships with technology experts to provide the following services:

1. Cybersecurity Solutions (Cybersecurity as a Services)

In a world of increasing cyber threats, we offer a comprehensive approach to cybersecurity that protects your business from potential risks. Our offerings include:

●	Managed Security Services: Continuous monitoring, rapid threat detection, and incident response to safeguard your digital infrastructure against advanced cyberattacks.

●	Risk & Compliance Management: Strategic consulting to help businesses adhere to regulatory standards such as GDPR, PDPA, and other industry-specific requirements, ensuring compliance and minimizing operational risks.

●	Endpoint Protection & Network Security: Multi-layered defenses, including firewalls, intrusion detection systems (IDS), and endpoint protection, designed to secure networks and prevent data breaches.

2. Artificial Intelligence Solutions (AI as a Service)

We empower organizations to unlock the power of artificial intelligence to enhance decision-making and streamline operations. Our services include:

●	Custom AI Model Development: Tailored AI solutions to address specific business challenges, ranging from predictive analytics to intelligent automation.

●	AI Infrastructure & Cloud Integration: Scalable AI infrastructure that integrates seamlessly with cloud platforms, delivering powerful, flexible AI capabilities.

●	AI Model Training & Optimization: Expert training and optimization of machine learning models to ensure peak performance and the ability to scale as business needs evolve.

●	Natural Language Processing (NLP): Advanced NLP solutions to enhance customer interactions, automate workflows, and extract actionable insights from unstructured data.

3. Fintech Solutions

Our fintech solutions are designed to enhance financial services by improving processes and ensuring seamless operations. Key offerings include:

●	Advanced Loan Management System: A complete solution to manage the entire loan lifecycle, automating processes from loan origination to repayment, reducing overheads, and improving operational efficiency.

●	Loan Risk Assessment & Credit Scoring: AI-driven tools for credit scoring and risk assessment, ensuring accurate and data-driven lending decisions.

●	Compliance & Regulatory Reporting: Automation of compliance processes to meet both local and global regulatory requirements, ensuring transparency and reducing risks.

●	Digital Loan Processing: A fully digital loan application, approval, and servicing system that enhances the customer experience and simplifies loan management.

4. Digital Transformation & Enterprise Solution Development

We help businesses navigate the complexities of digital transformation by providing tailored solutions that enhance efficiency and drive innovation. Our combined Digital Transformation and Enterprise Solution Development services include:

●	Digital Strategy Development: We work with businesses to develop a comprehensive digital strategy that aligns with their goals and enhances overall business performance.

●	Custom Software Development: Tailored enterprise applications designed to streamline business operations, improve productivity, and provide a seamless user experience.

●	Systems Integration: Integration of diverse enterprise systems to ensure smooth data flow and interoperability between various platforms, increasing operational efficiency.

●	Cloud Transformation & Infrastructure: Expertise in migrating to cloud environments, optimizing cloud infrastructure for scalability, security, and performance, while minimizing disruptions during the transition.

●	Business Process Automation (BPA): Implementing intelligent workflows and robotic process automation (RPA) to automate repetitive tasks, reduce costs, and increase business agility.

●	ERP & CRM Solutions: Development and implementation of custom ERP and CRM systems to streamline business operations, improve resource planning, and enhance customer engagement.

●	Legacy System Modernization: Upgrading and modernizing outdated legacy systems to ensure they meet modern business needs, enhancing security, performance, and scalability.

Recent Developments

Reverse Stock Split

On September 16, 2025, we effectuated reverse stock split of its ordinary shares at a ratio of 1-for-30under the Company’s existing trading symbol “VCIG” with the new CUSIP number G98218111 (the “Reverse Stock Split”).

The Reverse Stock Split reduced the number of ordinary shares issued and outstanding from approximately 35,900,918 to approximately 1,196,698. No fractional shares were issued in connection with the Reverse Stock Split. Any amount of fractional shares were rounded up to the next nearest number at the participant level.

Departure of Certain Director

On August 1, 2025, Ms. Liew Yu Ying, a member of the board of directors (the “Board”) of the Company, tendered her resignation as an independent director of the Board, effective August 1, 2025. Ms. Liew Yu Ying’s resignation was not a result of any disagreement with the Company on any matter related to the operations, policies, finance, accounting or practices of the Company.

Appointment and Redesignation of Directors

On July 7, 2025, the Board appointed Mr. Lee Tze Wee as an independent director, and a member of the Audit Committee, Nominating & Corporate Governance Committee, and Compensation Committee. The Board has determined that Mr. Lee Tze Wee meets the independent director’s standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Securities Exchange Act of 1934, as amended.

On July 7, 2025, the Board designated one of its independent directors, Mr. Alex Chua Siong Kiat as an executive director of the Board.

Acquisition of QuantGold Data Platform

On June 24, 2025, the Company acquired 20% equity stake in QuantGold Data Platform (“QuantGold”), a sovereign-grade AI infrastructure designed to enable computation on sensitive datasets without compromising data ownership or privacy. As part of the consideration given to QuantGold in the acquisition, the Company issued 11,904,762 ordinary shares, no par value per share, of the Company to QuantGold.

Recent Offerings

Convertible Note Offering with Alumni

On August 13, 2025, the Company entered into a Securities Purchase Agreement with Alumni Capital LP (“Alumni”), a Delaware limited partnership, (“Securities Purchase Agreement”), pursuant to which Alumni could purchase convertible notes (“Convertible Notes”) from the Company, in multiple tranches, having an aggregate principal amount of up to $61,200,000. The Convertible Notes will be issued with approximately 16.67% original issue discount for a maximum amount of gross proceeds of $51,000,000. For each tranche of Convertible Notes issued, Alumni will be issued warrants (the “Alumni Warrants”) to purchase the Company’s ordinary shares in an amount equal to 15% of the purchase price of such tranche of Convertible Notes.

A $3,000,000 Convertible Note and Alumni Warrant to acquire up to $375,000 of the Company’s ordinary shares were issued on August 13, 2025 for a combined purchase price of $2,500,000. Also, Alumni has agreed to purchase a $4,200,000 Convertible Note and Alumni Warrant to purchase up to $525,000 of the Company’s ordinary shares by no later than September 3, 2025, for a combined purchase price of $3,500,000. Until August 13, 2027, Alumni has the option to purchase up to $54,000,000 of additional Convertible Notes and Alumni Warrants to purchase up to $6,750,000 of the Company’s ordinary shares for a combined purchase price of up to $45,000,000. Any issued Alumni Warrants, are or will be exercisable at an exercise price per share equal to the greater of (i) $1.20 and (ii) the quotient of (A) $30,000,000, divided by (B) the number of ordinary shares issued and outstanding as of the date of exercise, subject to adjustment.

The purchase price for the Convertible Notes includes an original issue discount of approximately 16.67%, and the Convertible Notes do not otherwise accrue any interest, other than default interest and late charges that may become payable.

The conversion price for the Convertible Notes is equal to the greater of (A) the Floor Price, as defined in the applicable Convertible Note, and (B) the lower of (I) the quotient of (x) $50,000,000, divided by (y) the number of ordinary shares outstanding immediately preceding the delivery of the applicable conversion notice (treating for this purpose as outstanding all ordinary shares issuable upon exercise of options outstanding immediately preceding the delivery or deemed delivery of the applicable conversion notice or upon conversion or exchange of convertible securities (including the Convertible Notes) outstanding (assuming exercise of any outstanding options therefor) immediately preceding the delivery or deemed delivery of the applicable conversion notice), and (II) ninety percent (90%) of the lowest VWAP of the ordinary shares during the ten (10) consecutive trading days immediately preceding the delivery or deemed delivery of the applicable conversion notice.

In connection with the initial closing, the Company also entered into a Registration Rights Agreement with the Alumni, pursuant to which the Company agreed, upon written demand from Alumni, to file and maintain an effective registration statement with respect to the resale of the ordinary shares issuable upon conversion of the Convertible Notes and exercise of the Alumni Warrants.

On August 13, 2025, we filed a prospectus supplement, dated as of August 13, 2025 (the “Prospectus Supplement”) under our registration statement on Form F-3 (File No. 333-279521), in respect of the s ordinary shares that would be underlying the maximum amount of Convertible Notes and Alumni Warrants if converted or exercised, as applicable, at the applicable Floor Price. For a more detailed description of this offering, see our Report of Foreign Private Issuer on Form 6-K filed with the SEC on August 14, 2025.

ELOC Offering with Alumni

On August 1, 2024, we entered into a Purchase Agreement and a three-year ordinary share purchase warrant (the “Commitment Warrant”) with Alumni. Pursuant to the Purchase Agreement, the Company has the right, but not the obligation to cause Alumni Capital to purchase up to $5 million of our ordinary shares (the “Commitment Amount”), no par value, at the Purchase Price (as defined under “Alumni Capital Transaction”) during the period beginning on the execution date of the Purchase Agreement and ending on the earlier of (i) the date on which Alumni has purchased $5 million of our common stock shares pursuant to the Purchase Agreement or (ii) June 30, 2025. On August 5, 2024, we filed a prospectus supplement, dated as of August 5, 2024 under our registration statement on Form F-3 (File No. 333-279521), in respect of the financing with Alumni. The Purchase Agreement was subsequently amended on September 27, 2024, to increase the Commitment Amount to $35,000,000. On October 1, 2024, we filed a registration statement on Form F-1 (File No. 333-282454), declared effective on October 11, 2024, in relation to the offering and resale of up to 476,363,636 of our ordinary shares by Alumni, which include up to (i) 276,363,636 ordinary shares that may be issued and sold to the Alumni pursuant to the Purchase Agreement and (ii) 200,000,000 ordinary shares underlying the Purchase Warrant Agreement (the “Alumni Warrant”) issued to Alumni Capital as a commitment fee pursuant to the Purchase Agreement. On October 15, 2024, we filed the final prospectus, dated as of October 15, 2024, under our registration statement on Form F-1 (File No. 333-282454) in respect of the financing with Alumni. The Reverse Split, effective on November 5, 2024, reduced the ordinary shares that could be issued and sold to Alumni pursuant to (i) the Purchase Agreement from 276,363,636 to 5,640,074 and the Purchase Warrant Agreement from 200,000,000 to 4,081,633. We have previously issued and sold 5,640,074 ordinary shares pursuant to the Purchase Agreement and 307,594 ordinary shares pursuant to the Purchase Warrant Agreement that were registered under the F-1 registration statement and currently there are 0 ordinary shares that may be issued and sold under the Purchase Agreement and 3,774,039 ordinary shares that may be issued and sold under the Purchase Warrant Agreement that are remaining under the F-1 registration statement.

On December 17, 2024, we filed a prospectus supplement, dated as of December 17, 2024, under our registration statement on Form F-3 (File No. 333-279521) (the “Shelf Registration Statement”), which covered the unused portion of the Commitment Amount of $20,077,348 and the exercise of up to $6,000,000 of our ordinary shares underlying the Commitment Warrant.

On January 13, 2025, the Company entered into an Amended Modification Agreement to the Purchase Agreement with Alumni Capital to, among other things, increase the Commitment Amount to $135,000,000, increase the purchase price payable by Alumni Capital under the Purchase Agreement and lower the number of Warrant Shares as a percentage that is required to be underling the Purchase Warrant.

On January 22, 2025, we filed a prospectus supplement, dated as of January 22, 2025 to the prospectus supplement dated December 17, 2024, related to the Shelf Registration Statement that increased the Commitment Amount from $26,077,348 to $120,077,348 and the exercise of our ordinary shares underlying the Commitment Warrant from $6,000,000 to $19,250,000.

On April 8, 2025, the Company entered into a Modification Agreement with Alumni Capital to, among other things, revise the exercise price per Warrant Share to be calculated by dividing $10,000,000 by the total number of shares of ordinary shares issued and outstanding as of the Exercise Date, subject to adjustment.

We are eligible to have our securities registered on Form F-3 pursuant to Instruction I.B.1 of Form F-3 because the aggregate market value of our outstanding ordinary shares held by non-affiliates was in excess of $75 million after May 13, 2025 (the “20-F Filing Date”), the date we filed our Annual Report on 20-F for fiscal year end December 31, 2024. On May 8, 2025, the closing price of our ordinary shares was $5.99 per share, which was within 60 days of the 20-F Filing Date and we had 12,855,572 issued and outstanding ordinary shares that were held by non-affiliates within 60 days of the 20-F Filing Date.

On May 21, 2025, the Company entered into a Modification Agreement with Alumni Capital to, among other things, (i) increase the Purchase Price from the lowest traded price of our ordinary shares during the five consecutive business days prior the sale of our shares to the Selling Shareholder multiplied by 0.85 to the lowest traded price of our ordinary shares during the five consecutive business days prior the sale of our shares to the Selling Shareholder multiplied by 1.02 and (ii) provide the Selling Shareholder with the right to exercise the Commitment Warrant in an amount up to $5,000,000 on a cashless basis.

Registered Direct Offerings.

On January 8, 2025, we entered into three securities purchase agreements with certain accredited investors (the “January 8 Purchasers”), pursuant to which the Company agreed to issue and sell to the January 8 Purchasers an aggregate of 1,500,000 ordinary shares (the “January 8 Shares”), no par value per share, in a registered direct offering. The January 8 Shares were sold at a purchase price of $2.00 per Ordinary Share. For a more detailed description of this offering, see our Report of Foreign Private Issuer on Form 6-K filed with the SEC on January 8, 2025.

On January 13, 2025, we entered into a securities purchase agreement with an accredited investor (the “January 13 Purchasers”), pursuant to which the Company agreed to issue and sell to the January 13 Purchaser an aggregate of 1,149,425 ordinary shares (the “January 13 Shares”), no par value per share, in a registered direct offering. The January 13 Shares were sold at a purchase price of $1.305 per Ordinary Share. For a more detailed description of this offering, see our Report of Foreign Private Issuer on Form 6-K filed with the SEC on January 13, 2025.

On January 23, 2025, we entered into a securities purchase agreement with an accredited investor (the “January 23 Purchasers”), pursuant to which the Company agreed to issue and sell to the January 23 Purchaser an aggregate of 1,120,448 ordinary shares (the “January 23 Shares”), no par value per share, in a registered direct offering. The January 23Shares were sold at a purchase price of $1.19 per Ordinary Share. For a more detailed description of this offering, see our Report of Foreign Private Issuer on Form 6-K filed with the SEC on January 23, 2025.

On February 15, 2025, we entered into certain securities purchase agreements with two investors (the “February 15 Purchasers”), pursuant to which the Company agreed to issue and sell to the February 15 Purchasers an aggregate of 3,300,000 ordinary shares (the “February 15 Shares”), no par value per share, in a registered direct offering. The February 15 Shares were sold at a purchase price of $1.30 per Ordinary Share. For a more detailed description of this offering, see our Report of Foreign Private Issuer on Form 6-K filed with the SEC on February 18, 2025.

On March 17, 2025, we entered into certain securities purchase agreements with two investors (the “March 17 Purchasers”), pursuant to which the Company agreed to issue and sell to the March 17 Purchasers an aggregate of 5,100,000 ordinary shares (the “March 17 Shares”), no par value per share, in a registered direct offering. The March 17 Shares were sold at a purchase price of $1.10 per Ordinary Share. For a more detailed description of this offering, see our Report of Foreign Private Issuer on Form 6-K filed with the SEC on March 17, 2025.

Apart from the aforementioned transactions, a total of 2,166,667 ordinary shares have also been issued to various investors.

Acquisition or Disposition of Shares

Since the filing of our Annual Report on Form 20-F on May 13, 2025, our Chairman and Chief Executive Officer, Victor Hoo has acquired 5,785,217 ordinary shares and is, as of the date of this prospectus supplement, the beneficial owner of 6,319,851 Ordinary Shares.

Corporate Information

Our principal executive offices are located at BO3-C-8, 10 & 13A, Menara 3A, KL Eco City, No. 3 Jalan Bangsar, 59200 Kuala Lumpur, Malaysia, and our registered address in BVI is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, British Virgin Islands. Our telephone number is +6037717 3089. The address of our website is https://v-capital.co/. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus. Our agent for service of process in the United States is Sichenzia Ross Ference Carmel LLP, 1185 6th Ave 31st Fl, New York, NY 10036.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jobs Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our ordinary share pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our ordinary share pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in the Annual Report on Form 20-K for the year ended December 31, 2024, which is incorporated in this prospectus by reference, together with any other information appearing or incorporated by reference in this prospectus and in any accompanying prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which our management is unaware or deems immaterial. Our business, financial condition, or results of operations could be materially and adversely affected by any of these risks. The trading price of our Ordinary Shares could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DIVIDEND POLICY

On June 6, 2023, we declared a first single tier interim dividend of $0.01 per ordinary share. The dividend was paid out on July 31, 2023, to the shareholders whose names are on the record at the close of business on July 3, 2023. On July 31, 2023, we paid out dividends in the amount of $104,557.28 to our shareholders.

Dividends will be paid to shareholders on a regular basis at the end of each financial year, irrespective of any interim dividends, which may be declared intermittently. Our Board of Directors shall have the sole discretion on the annual amount of dividend to be paid to the shareholders.

Any future determination relating to our dividend policy will be made at the discretion of our Board and will depend on then existing conditions. Under BVI law, the directors of the company can approve a distribution at any time and of such amount as they think fit, provided that the resolution of directors authorizing the distribution must include a Solvency Statement that, in the opinion of the directors, the company will, immediately after the distribution, satisfy the solvency test set out in the BVI Business Companies Act, 2004, being that:

i.	the value of the company’s assets exceeds its liabilities; and

ii.	the company is able to pay its debts as they fall due.

THE SECURITIES WE MAY OFFER

We may offer and sell, at any time and from time to time:

●	our ordinary shares;

●	warrants to purchase our ordinary shares, and/or debt securities;

●	debt securities consisting of debentures, notes or other evidences of indebtedness;

●	units consisting of a combination of the foregoing securities; or

●	any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into ordinary share or any of the other securities that may be sold under this prospectus. When particular securities are offered by us, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

We may offer up to $300,000,000 of securities under this prospectus. If securities are offered as units, we will describe the terms of the units in a prospectus supplement.

DESCRIPTION OF ORDINARY SHARES

General

We are a British Virgin Islands company limited by shares and our affairs are governed by our memorandum and articles of association and the BVI Act (each as amended, amended and restated or modified from time to time).

In respect of all of our ordinary shares we have power insofar as is permitted by law to redeem or purchase any of our shares and to increase or reduce the number of shares we are authorized to issue subject to the provisions of the BVI Act, and post-offering amended and restated memorandum and articles of association and to issue any of our shares, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions, subject to the provisions of our post-offering amended and restated memorandum and articles of association from time to time in force.

The Company is authorized to issue an unlimited number of ordinary shares of no par value each. As of September 24, 2025, there were 1,455,675 ordinary shares issued and outstanding.

All options, regardless of grant dates, will entitle holders to an equivalent number of ordinary shares once the vesting and exercising conditions are met. The following are summaries of material provisions of our post-offering amended and restated memorandum and articles of association and the BVI Act insofar as they relate to the material terms of ordinary shares that we expect will become effective upon the closing of this offering.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our post-offering amended and restated articles of association provide that dividends may be declared and paid at such time, and in such an amount, as the directors determine subject to their being satisfied that the Company will meet the statutory solvency test immediately after the dividend. Holders of ordinary shares will be entitled to the same amount of dividends, if declared.

Voting Rights. In respect of all matters subject to a shareholders’ vote, each ordinary share is entitled to one vote for each ordinary share registered in his or her name on our register of members. Holders of ordinary shares shall at all times vote together on all resolutions submitted to a vote of the members. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one shareholder.

A quorum required for a meeting of shareholders consists of two or more shareholders who hold at least one-half of all voting power of our shares in issue at the date of the meeting present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. Shareholders’ meetings may be held annually.

Transfer of Ordinary Shares. Under the BVI Act the transfer of a registered share which is not listed on a recognized exchange is by a written instrument of transfer signed by the transferor and containing the name of the transferee. However, the instrument must also be signed by the transferee if registration would impose a liability on the transferee to the Company. The instrument of transfer must be sent to the Company for registration. Subject to the Company’s post-offering amended and restated memorandum and articles of association the Company shall on receipt of an instrument of transfer enter the name of the transferee of the share in the register of members unless the directors resolve to refuse or delay registration of the transfer for reasons that should be specified in a resolution of directors. The transfer of a registered share is effective when the name of the transferee is entered in the register of members. The entry of the name of a person in the Company’s register of members is prima facie evidence that legal title in the share vests in that person.

The procedure is different for the transfer of shares that are listed on a recognized exchange. Such shares may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on the recognized exchange and subject to the Company’s amended and restated memorandum and articles of association.

The registration of transfers may, after compliance with any notice required of Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation. On a liquidation, on winding up or other return of assets of the Company to shareholders (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis. Any distribution of assets of the Company to holders of an ordinary share will be the same in any liquidation event (howsoever described).

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares. The BVI Act and our amended and restated articles of association permit us to purchase our own shares with the prior written consent of the relevant shareholders, a resolution of directors and in accordance with applicable law.

Variation of Rights of Shares. All or any of the rights attached to any class of shares may, subject to the provisions of the BVI Act, be varied without the consent of the holders of the issued shares of that class where such variation is considered by the board of directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of a majority of the issued shares of that class, or with the sanction of a resolution passed by a simple majority of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Inspection of Books and Records.

A member of the Company is entitled, on giving written notice to the Company, to inspect (a) the memorandum and articles of association of the Company; (b) the register of members; (c) the register of directors; and (d) the minutes of meetings and resolutions of members and of those classes of members of which he is a member; and to make copies of or take extracts from the documents and records. Subject to our amended and restated memorandum and articles of association, the directors may, if they are satisfied that it would be contrary to the Company’s interests to allow a member to inspect any document, or part of a document, specified in (b), (c) and (d) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records.

Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI High Court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

A company is required to keep at the office of its registered agent: its memorandum and articles of association of the company; the register of members or a copy of the register of members; the register of directors or a copy of the register of directors; and copies of all notices and other documents filed by the company in the previous ten years.

Issuance of Additional Shares. Our post-offering amended and restated memorandum of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine.

Register of Members

Under the BVI Act we must keep a register of members and there should be entered therein:

●	the names and addresses of our members, a statement of the number and class of shares held by each member;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under the BVI Act, the register of members of our Company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of the BVI Act to have legal title to the shares as set against its name in the register of members. Upon completion of this offering, we will perform the procedure necessary to update the register of members to record and give effect to the issuance of shares by us to the Depositary (or its nominee) as the depositary. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our Company, the person or member aggrieved (or any member of our Company or our Company itself) may apply to the High Court of the British Virgin Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The BVI Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the BVI Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements. Under the BVI Act two or more companies, each a “constituent company”, may merge or consolidate. A merger involves the merging of two or more companies into one of the constituent companies (to the merger) with one constituent company continuing in existence to become the surviving company post-merger. A consolidation involves two or more companies consolidating into a new company.

A merger is effective on the date that the articles of merger (as described below) are registered by the Registrar of Corporate Affairs in the BVI, or on such later date, not exceeding 30 days from the date of registration as is stated in the articles of merger.

The BVI Act provides that any member of the Company is entitled to payment of the fair value of his shares upon dissenting from a merger, unless the Company is the surviving company of the merger and the member continues to hold the same or similar shares. The following is a summary of the position under the BVI Act.

A dissenter is in most circumstances required to give to the Company written objection to the merger, which must include a statement that the dissenter proposes to demand payment for his shares if the merger takes place. This written objection must be given before the meeting of members at which the merger is submitted to a vote, or at the meeting but before the vote. However, no objection is required from a member to whom the Company did not give notice of the meeting of members or where the proposed merger is authorized by written consent of the members without a meeting.

Within 20 days immediately following the written consent, or the meeting at which the merger was approved, the Company shall give written notice of the consent or resolution to each member who gave written objection or from whom written objection was not required, except those members who voted for, or consented in writing to, the proposed merger.

A member to whom the Company was required to give notice who elects to dissent shall, within 20 days immediately following the date on which the copy of the plan of merger or an outline of the merger is given to him, give to the Company a written notice of his decision to elect to dissent, stating:

(a)	his name and address;

(b)	the number and classes of shares in respect of which he dissents (which must be all shares that he holds in the Company); and

(c)	include a demand for payment of the fair value of his shares.

Upon the giving of a notice of election to dissent, the dissenter ceases to have any of the rights of a member except the right to be paid the fair value of his shares, and the right to institute proceedings to obtain relief on the ground that the action is illegal.

The Company shall make a written offer to each dissenter to purchase his shares at a specified price that the Company determines to be their fair value. Such offer must be given within 7 days immediately following the date of the expiration of the period within which members may give their notices of election to dissent, or within 7 days immediately following the date on which the merger is put into effect, whichever is later.

If the Company and the dissenter fail, within 30 days immediately following the date on which the offer is made, to agree on the price to be paid for the shares owned by the dissenter, then within 20 days:

(a)	the Company and the dissenter shall each designate an appraiser;

(b)	the two designated appraisers together shall designate an appraiser;

(c)	the three appraisers shall fix the fair value of the shares owned by the dissenter as of the close of business on the day prior to the date of the meeting or the date on which the resolution was passed, excluding any appreciation or depreciation directly or indirectly induced by the action or its proposal, and that value is binding on the Company and the dissenter for all purposes; and

(d)	the Company shall pay to the dissenter the amount in money upon the surrender by him of the certificates representing his shares, and such shares shall be cancelled.

Shareholders’ Suits.

Under the provisions of the BVI Act, the memorandum and articles of association of a company are binding as between the company and its members and between the members. In general, members are bound by the decision of the majority or special majorities as set out in the memorandum and articles of association or in the BVI Act. As for voting, the usual rule is that with respect to normal commercial matters members may act from self-interest when exercising the right to vote attached to their shares.

If the majority members have infringed a minority member’s rights, the minority may seek to enforce its rights either by derivative action or by personal action. A derivative action concerns the infringement of the company’s rights where the wrongdoers are in control of the company and are preventing it from taking action, whereas a personal action concerns the infringement of a right that is personal to the particular member concerned.

The BVI Act provides for a series of remedies available to members. Where a company incorporated under the BVI Act conducts some activity which breaches the BVI Act or the company’s memorandum and articles of association, the BVI High Court can issue a restraining or compliance order. Members can now also bring derivative, personal and representative actions under certain circumstances.

The traditional English basis for members’ remedies have also been incorporated into the BVI Act: where a member of a company considers that the affairs of the company have been, are being or are likely to be conducted in a manner likely to be oppressive, unfairly discriminating or unfairly prejudicial to him, he may apply to the BVI High Court for an order on such conduct.

Any member of a company may apply to the BVI High Court for the appointment of a liquidator for the company and the Court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

The BVI Act provides that any member of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following:

(a)	a merger;

(b)	a consolidation;

(c)	any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including (i) a disposition pursuant to an order of the court having jurisdiction in the matter; (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition; or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof;

(d)	a redemption of 10 per cent, or fewer, of the issued shares of the company required by the holders of 90 percent, or more, of the shares of the company pursuant to the terms of the BVI Act; and

(e)	an arrangement, if permitted by the BVI High Court.

Generally, any other claims against a company by its members must be based on the general laws of contract or tort applicable in the BVI or their individual rights as members as established by the company’s memorandum and articles of association.

The BVI Act provides that if a company or a director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the BVI Act or the memorandum and articles of association of the company, the BVI High Court may, on the application of a member or a director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum and articles of association.

Indemnification of Directors and Executive Officers and Limitation of Liability. BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI High Court to be contrary to public policy (e.g. for purporting to provide indemnification against the consequences of committing a crime). An indemnity will be void and of no effect and will not apply to a person unless the person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. Our amended and restated memorandum and articles of association provides for the indemnification of our directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our post-offering amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the BVI Act.

In certain circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the courts of the British Virgin Islands may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to Section 184I(1) of the BVI Act, a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the courts of the British Virgin Islands for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Although British Virgin Islands law may permit shareholder actions by written consent, our post-offering amended and restated articles of association provide that shareholders may not approve corporate matters by way of a written resolution.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling shareholder meetings where such request is not made by shareholders entitled to exercise 30 percent or more of the voting rights in respect of the matter for which the meeting is requested.

British Virgin Islands law and our amended and restated articles of association provide that shareholders holding 30% or more of the voting rights entitled to vote on any matter for which a meeting is to be converted may request that the directors shall requisition a shareholder’s meeting. As a British Virgin Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the British Virgin Islands but our post-offering amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated memorandum and articles of association, directors may be removed with or without cause, by a resolution of our shareholders, or with cause by a resolution of the directors.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date in which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

British Virgin Islands law has no comparable statute. As a result, we are not afforded the same statutory protections in the British Virgin Islands as we would be offered by the Delaware business combination statute. However, although British Virgin Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders. See also “Shareholders’ Suits” above. We have adopted a code of business conduct and ethics which requires employees to fully disclose any situations that could reasonably be expected to give rise to a conflict of interest, and sets forth relevant restrictions and procedures when a conflict of interest arises to ensure the best interest of the Company.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under BVI law, the liquidation of a company may be a voluntary solvent liquidation or an insolvent liquidation under the Insolvency Act. Where a company has been struck off the Register of Companies under the BVI Act continuously for a period of 7 years it is dissolved with effect from the last day of that period.

Voluntary Liquidation

If the liquidation is a solvent liquidation, the provisions of the BVI Act governs the liquidation. A company may only be liquidated under the BVI Act as a solvent liquidation if it has no liabilities or it is able to pay its debts as they fall due and the value of its assets exceeds its liabilities. Subject to the amended and restated memorandum and articles of association of a company, a liquidator may be appointed by a resolution of directors or resolution of members but if the directors have commenced liquidation by a resolution of directors the members must approve the liquidation plan by a resolution of members save in limited circumstances.

A liquidator is appointed for the purpose of collecting in and realizing the assets of a company and distributing proceeds to creditors.

We expect that in the event of a voluntary liquidation of the Company, after payment of the liquidation costs and any sums then due to creditors, the liquidator would distribute our remaining assets on a pari passu basis.

Liquidation under the Insolvency Act

The Insolvency Act governs an insolvent liquidation. Pursuant to the Insolvency Act, a company is insolvent if (a) it fails to comply with the requirements of a statutory demand that has not be set aside pursuant to the Insolvency Act, execution or other process issued on a judgement, decree or order of court in favor of a creditor of the company is returned wholly or partly unsatisfied or either the value of the company’s liabilities exceeds its assets or the company is unable to pay its debts as they fall due. The liquidator must be either the Official Receiver in BVI or a BVI licensed insolvency practitioner. An individual resident outside the BVI may be appointed to act as liquidator jointly with a BVI licensed insolvency practitioner or the Official Receiver. The members of the company may appoint an insolvency practitioner as liquidator of the company or the court may appoint an Official Receiver or an eligible insolvency practitioner. The application to the court can be made by one or more of the following: (a) the company (b) a creditor (c) a member (d), the supervisor of a creditors’ arrangement in respect of the company, the Financial Services Commission and the Attorney General in the BVI.

The court may appoint a liquidator if:

(a)	the company is insolvent;

(b)	the court is of the opinion that it is just and equitable that a liquidator should be appointed; or

(c)	the court is of the opinion that it is in the public interest for a liquidator to be appointed.

An application under (a) above by a member may only be made with leave of the court, which shall not be granted unless the court is satisfied that there is prima facie case that the company is insolvent. An application under (c) above may only be made by the Financial Services Commission or the Attorney General and they may only make an application under (c) above if the company concerned is, or at any time has been, a regulated person (i.e. a person that holds a prescribed financial services license) or the company is carrying on, or at any time has carried on, unlicensed financial services business.

Order of Preferential Payments upon Liquidation

Upon the insolvent liquidation of a company, the assets of a company shall be applied in accordance with the following priorities: (a) in paying, in priority to all other claims, the costs and expenses properly incurred in the liquidation in accordance with the prescribed priority; (b) after payment of the costs and expenses of the liquidation, in paying the preferential claims admitted by the liquidator (wages and salary, amounts to the BVI Social Security Board, pension contributions, government taxes) - preferential claims rank equally between themselves and, if the assets of the company are insufficient to meet the claims in full, they shall be paid ratably; (c) after the payment of preferential claims, in paying all other claims admitted by the liquidator, including those of non-secured creditors - the claims of non-secured creditors of the Company shall rank equally among themselves and if the assets of the company are insufficient to meet the claims in full, such non-secured creditors shall be paid ratably; (d) after paying all admitted claims, paying any interest payable under the BVI Insolvency Act; and finally (e) any surplus assets remaining after payment of the costs, expenses and claims above shall be distributed to the members in accordance with their rights and interests in the Company. Part VIII of the Insolvency Act provides for various applications which may be made by a liquidator to set aside transactions which have unfairly diminished the assets which are available to creditors.

The appointment of a liquidator over the assets of a company does not affect the right of a secured creditor to take possession of and realize or otherwise deal with assets of the company over which that creditor has a security interest. Accordingly, a secured creditor may enforce its security directly without recourse to the liquidator, in priority to the order of payments described above. However, so far as the assets of a company in liquidation available for payment of the claims of unsecured creditors are insufficient to pay the costs and expenses of the liquidation and the preferential creditors, those costs, expenses and claims have priority over the claims of charges in respect of assets that are subject to a floating charge created by a company and shall be paid accordingly out of those assets.

A liquidator is appointed for the purpose of collecting in and realizing the assets of a company and distributing proceeds to creditors.

We expect that in the event of a voluntary liquidation of the Company, after payment of the liquidation costs and any sums then due to creditors, the liquidator would distribute our remaining assets on a pari passu basis.

Liquidation under the Insolvency Act

The Insolvency Act governs an insolvent liquidation. Pursuant to the Insolvency Act, a company is insolvent if (a) it fails to comply with the requirements of a statutory demand that has not be set aside pursuant to the Insolvency Act, execution or other process issued on a judgement, decree or order of court in favor of a creditor of the company is returned wholly or partly unsatisfied or either the value of the company’s liabilities exceeds its assets or the company is unable to pay its debts as they fall due. The liquidator must be either the Official Receiver in BVI or a BVI licensed insolvency practitioner. An individual resident outside the BVI may be appointed to act as liquidator jointly with a BVI licensed insolvency practitioner or the Official Receiver. The members of the company may appoint an insolvency practitioner as liquidator of the company or the court may appoint an Official Receiver or an eligible insolvency practitioner. The application to the court can be made by one or more of the following: (a) the company (b) a creditor (c) a member (d), the supervisor of a creditors’ arrangement in respect of the company, the Financial Services Commission and the Attorney General in the BVI.

The court may appoint a liquidator if:

(a)	the company is insolvent;

(b)	the court is of the opinion that it is just and equitable that a liquidator should be appointed; or

(c)	the court is of the opinion that it is in the public interest for a liquidator to be appointed.

An application under (a) above by a member may only be made with leave of the court, which shall not be granted unless the court is satisfied that there is prima facie case that the company is insolvent. An application under (c) above may only be made by the Financial Services Commission or the Attorney General and they may only make an application under (c) above if the company concerned is, or at any time has been, a regulated person (i.e. a person that holds a prescribed financial services license) or the company is carrying on, or at any time has carried on, unlicensed financial services business.

Voidable Transactions

In the event of the insolvency of a company, there are four types of voidable transaction provided for in the Insolvency Act:

(a)	Unfair Preferences: Under section 245 of the Insolvency Act a transaction entered into by a company, if it is entered into within the hardening period at a time when the company is insolvent, or it causes the company to become insolvent (an “insolvency transaction”), and which has the effect of putting the creditor into a position which, in the event of the company going into insolvent liquidation, will be better than the position it would have been in if the transaction had not been entered into, will be deemed an unfair preference. A transaction is not an unfair preference if the transaction took place in the ordinary course of business. It should be noted that this provision applies regardless of whether the payment or transfer is made for value or at an undervalue.

(b)	Undervalue Transactions: Under section 246 of the Insolvency Act the making of a gift or the entering into of a transaction on terms that the company is to receive no consideration, or where the value of the consideration for the transaction, in money or money’s worth, is significantly less than the value, in money or money’s worth, of the consideration provided by the company will (if it is an insolvency transaction entered into within the hardening period) be deemed an undervalue transaction. A company does not enter into a transaction at an undervalue if it is entered into in good faith and for the purposes of its business and, at the time the transaction was entered into, there were reasonable grounds for believing the transaction would benefit the company.

(c)	Voidable Floating Charges: Under section 247 of the Insolvency Act a floating charge created by a company is voidable if it is an insolvency transaction created within the hardening period. A floating charge is not voidable to the extent that it secures: (i) money advanced or paid to the company, or at its direction, at the same time as, or after, the creation of the charge; (ii) the amount of any liability of the company discharged or reduced at the same time as, or after, the creation of the charge; (iii) the value of assets sold or supplied, or services supplied, to the company at the same time as, or after, the creation of the charge; and (iv) the interest, if any, payable on the amount referred to in (i) to (iii) pursuant to any agreement under which the money was advanced or paid, the liability was discharged or reduced, the assets were sold or supplied or the services were supplied.

(d)	Extortionate Credit Transactions: Under section 248 of the Insolvency Act an insolvency transaction entered into by a company for, or involving the provision of, credit to the company, may be regarded as an extortionate credit transaction if, having regard to the risk accepted by the person providing the credit, the terms of the transaction are or were such to require grossly exorbitant payments to be made in respect of the provision of the credit, or the transaction otherwise grossly contravenes ordinary principles of fair trading and such transaction takes place within the hardening period.

The “hardening period” (known in the Insolvency Act as the “vulnerability period”) in respect of each voidable transaction provision set out above is as follows:

(a)	for the purposes of sections 245, 246 and 247 of the Insolvency Act the period differs depending on whether the person(s) that the transaction is entered into with, or the preference is given to, are “connected persons” of the company within the meaning of the Insolvency Act:

(i)	in the case of “connected persons” the “hardening period” is the period beginning two years prior to the “onset of insolvency” and ending on the appointment of a liquidator of the company; and

(ii)	in the case of any other person, the “hardening period” is the period beginning six months prior to the “onset of insolvency” and ending on the appointment of a liquidator of the company; and

(b)	for the purposes of section 248 of the Insolvency Act the “hardening period” is the period beginning five years prior to the “onset of insolvency” and ending on the appointment of a liquidator of the company regardless of whether the person(s) that the transaction is entered into with is a connected person.

The onset of insolvency for these purposes is the date on which an application for the appointment of a liquidator was filed (if the liquidator was appointed by the court) or the date of the appointment of the liquidator (where the liquidator was appointed by the members).

A conveyance made by a person with intent to defraud creditors is voidable at the instance of the person thereby prejudiced. There is no requirement that the relevant transaction was entered into at a time when one party was insolvent or became insolvent as a result of the transaction, and there is no requirement that the transferring party subsequently went into liquidation. However, no conveyance entered into for valuable consideration and in good faith to a person who did not have notice of the intention to defraud may be impugned.

The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the BVI Act and our amended and restated articles of association, our company may be dissolved, liquidated or wound up by a resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under British Virgin Islands law and our post-offering amended and restated articles of association, all or any of the rights attached to any class of shares may, subject to the provisions of the BVI Act, be varied without the consent of the holders of the issued shares of that class where such variation is considered by the board of directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of a majority of the issued shares of that class, or with the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our post-offering amended and restated memorandum and articles of association may be amended with a resolution of our shareholders or, with certain exception by resolutions of directors.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our post-offering amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Listing

Our ordinary share is listed on The Nasdaq Capital Market under the symbol “VCIG.”

Transfer Agent and Registrar

Our transfer agent and registrar is Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598. Their telephone number is (212) 828-8436.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our ordinary shares or debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of ordinary shares purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the date, if any, on and after which the warrants and the related debt securities, or ordinary shares will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	United States federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

●	vote, consent or receive dividends;

●	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

●	exercise any rights as shareholders of the Company.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of ordinary shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase ordinary shares are exercised, the holders of the warrants will not have any rights of holders of the underlying ordinary shares, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the ordinary shares, if any.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our ordinary share or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our ordinary share or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act of 1939 (“Trust Indenture Act”), the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with ordinary shares, debt securities and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units comprised of one or more of our ordinary shares, debt securities and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether, and under what circumstances, those securities may be held or transferred separately;

●	the rights and obligations of the unit agent, if any;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Securities,” “Description of Our Ordinary Share,” “Description of Debt Securities” and “Description of Warrants,” will apply to each unit and to any ordinary shares, debt securities or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

ENFORCEABILITY OF CIVIL LIABILITIES

The Company is incorporated in the British Virgin Islands. There may be perceived disadvantages for investors that accompany incorporation in the British Virgin Islands, which may include the facts that the British Virgin Islands has a less developed body of securities laws as compared to the United States providing significantly less protection to investors.

The Company Memorandum and Articles of Association do not contain provisions requiring disputes be submitted to arbitration, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders. Therefore, actions in these controversies will have to be heard in formal court forums, which may be more costly and less flexible, and laws, interpretations and precedent may or may not be consistent or available.

The Company operations is conducted and a significant portion of our assets is located outside the United States. Some of the directors and officers are nationals or residents of jurisdictions other than the United States, and some or all of their assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to bring an original action against us or those persons in a British Virgin Islands or other court in the event that a shareholder believes that his or her rights have been infringed under the United States federal securities laws or otherwise. It may also be difficult for a shareholder to enforce in United States courts judgments obtained in United States courts based on the civil liability provisions of the United States federal securities laws against us and our officers and directors, some of whom are not residents of the United States and whose assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the British Virgin Islands would recognize or enforce judgments of United States courts against us or those persons predicated upon the civil liability provisions of the securities laws of the United States or any state. There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. It is uncertain whether British Virgin Islands courts would be competent to hear original actions brought in the British Virgin Islands against us or those persons predicated upon the securities laws of the United States or any state.

The BVI Act provides for a series of remedies which may be available to holders of our ordinary shares. Where a company incorporated under the new legislation conducts some activity which breaches the BVI Act or the Company’s memorandum and articles of association, the court can issue a restraining or compliance order. Shareholders can also bring derivative, personal and representative actions under certain circumstances. Where a shareholder of a company considers that the affairs of the company have been, are being or are likely to be conducted in a manner likely to be oppressive, unfairly discriminating or unfairly prejudicial to him, he may apply to the court for an order in respect of such conduct. Any shareholder of a company may apply to court for the appointment of a liquidator for the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

The BVI Act provides that any shareholder of a company is entitled to payment of the fair value of its ordinary shares upon dissenting from any of the following:

(a)	a merger (except in certain limited circumstances);

(b)	a consolidation;

(c)	any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including:

(i)	a disposition pursuant to an order of the court having jurisdiction in the matter,

(ii)	a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or

(iii)	a transfer pursuant to the power of the directors to transfer assets for the protection thereof;

(d)	a redemption of 10 per cent, or fewer of the issued shares of the company required by the holders of 90 per cent, or more of the shares of the company pursuant to the terms of the Act; and

(e)	an arrangement, if permitted by the court.

Generally any other claims against a company by its members must be based on the general laws of contract or tort applicable in the British Virgin Islands or their individual rights as members as established by the company’s memorandum and articles of association.

The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the British Virgin Islands has no securities laws as compared to the United States, and it is possible that there is less protection to investors in many instances. In addition, shareholders of British Virgin Islands companies may not have standing to initiate a shareholder derivative action before the federal courts of the United States.

Because we are a company founded in one jurisdiction, operating in another jurisdiction with shareholders from several jurisdictions and securities trading in the United States. our shareholders may have more difficulties in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation incorporated and operating in a jurisdiction in the United States.

We have been advised that no foreign judgment has any direct operation in the BVI, but it may be enforced by action at common law or in the case of judgments from certain jurisdictions by registration under the Foreign Judgments Reciprocal Enforcement Ordinance or the Reciprocal Enforcement of Judgments Act in the BVI. It should be noted that not every foreign judgment is capable of enforcement. Some may lend themselves only to recognition by the BVI courts. The Reciprocal Enforcement of Judgments Act (As Revised) and the Foreign Judgments (Reciprocal Enforcement) Ordinance (As Revised) does not extend to Israel or the United States of America and thus enforcement by common law is applicable. Under common law, any final and conclusive money judgment for a definite sum obtained against the debtor in the courts of a foreign jurisdiction is treated by the BVI courts as a cause of action for debt itself so that no retrial of the issues is necessary provided that in respect of the foreign judgment:

(i)  the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process; recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

(ii) the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

(iii) in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the U.S. court;

(iv) recognition or enforcement of the judgment in the BVI would not be contrary to public policy; and

(v) the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

Under BVI law a judgment or order for payment of a sum of money other than an order for payment of money into a court may be enforced by (a) a charging order; (b) a garnishee order; (c) a judgment summons; (d) an order for seizure of sale of goods; and (e) the appointment of a receiver.

A party to a judicial proceeding in a foreign court outside the BVI who has in its favor a non-money judgment, such as a declaratory judgment or an injunction, may, in certain circumstances, be able to enforce that judgment in the courts of the BVI. This would involve that party bringing fresh proceedings in the BVI in which the equitable doctrine of estoppel could be relied upon to obtain summary judgment from the BVI court on the basis that it would be an abuse of process for the claim to be re-litigated. In order to avail itself of the equitable doctrine of estoppel, certain requirements must be met including: (a) the non-money foreign judgment must be based on a cause of action recognized under the law of the BVI; (b) the foreign judicial proceeding must have identical parties and identical issues; (c) the foreign judgment must be rendered by a court with judicial authority; (d) the judgment must be final and conclusive; and (e) the judgment debtor must either have been present in the foreign country at the time the foreign proceedings were commenced, or have submitted to the jurisdiction of the foreign court by voluntarily appearing in the foreign proceedings, or prior to the commencement of those proceedings, agreed to submit to the jurisdiction of the foreign court in respect of the subject matter of the proceedings.

We have appointed Sichenzia Ross Ference Carmel LLP, 1185 6th Ave 31st Fl, New York, NY 10036 as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of the underwriters, if any;

●	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

●	any options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional securities from us. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time in an “at the market offering” or other similar offering. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than ordinary share, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

EXPENSES

Set forth below is an itemization of the estimated expenses currently expected to be incurred in connection with the issuance and distribution of the Securities. The amounts in the table below are estimates, with the exception of the SEC registration fee. Additional expenses relating to offerings of particular Securities are not included in the table below. Each prospectus supplement describing an offering of Securities will provide estimated expenses related to the Securities offered under that prospectus supplement.

SEC registration fee	US$	45,930
FINRA filing fee	US$	45,550
Legal fees and expenses	US$	60,000
Accounting fees and expenses	US$	6,000
Total	US$	157,480

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the issuance of the securities offered hereby will be passed upon for us by Sichenzia Ross Ference Carmel LLP located in New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

WWC, P.C., our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 20-K for the year ended December 31, 2024, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part.. Our consolidated financial statements are incorporated by reference in reliance on WWC, P.C.’s report for the consolidated financial statements for the fiscal year ended December 31, 2024 given on its authority as expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference into this prospectus is deemed to be part of this prospectus, and any information filed with the SEC after the date of this prospectus will automatically be deemed to update and supersede information contained in this prospectus and any accompanying prospectus supplement.

The following documents previously filed with the SEC are incorporated by reference in this prospectus:

●	our Annual Report on Form 20-F for the year ended December 31, 2024, filed on May 13, 2025;

●	our reports of foreign private issuer on Form 6-K, filed on January 7, 2025, January 8, 2025, January 13, 2025, January 22, 2025, January 23, 2025, February 18, 2025, February 20, 2025, March 17, 2025, April 3, 2025, April 21, 2025, May 8, 2025, June 27, 2025, July 8, 2025, July 21, 2025,August 5, 2025, August 14, 2025 and September 12, 2025;

●	the description of our ordinary shares which is registered under Section 12 of the Exchange Act, in our Registration Statement on Form 8-A, filed on March 31, 2023;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

●	any future semi-annual reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part; and

●	any other reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us or by writing to us at the following address:

VCI Global Limited B03-C-8 Menara 3A

KL Eco City, No. 3 Jalan Bangsar

59200 Kuala Lumpur

+603 7717 3089

$300,000,000

Ordinary Share

Warrants

Debt Securities

Units

VCI Global Limited

PROSPECTUS

SEPTEMBER 24 , 2025

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers

BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI High Court to be contrary to public policy (e.g. for purporting to provide indemnification against the consequences of committing a crime). An indemnity will be void and of no effect and will not apply to a person unless the person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. Our amended and restated memorandum and articles of association provides for the indemnification of our directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our post-offering amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement
3.1	Memorandum and Articles of Association of the Registrant, incorporated by reference to Exhibit 3.1 to the F-1, as filed with the SEC on November 1, 2022
4.1	Form of Senior Indenture
4.2	Form of Subordinated Indenture
4.3*	Form of Debt Security
4.4*	Form of Warrant
4.5*	Form of Warrant Agreement
4.6*	Form of Unit Agreement
4.7	Tranche 1 Note (incorporated by reference to Exhibit 99.2 to the Registrant’s 6-K, filed on August 14, 2025)
4.8	Tranche 1 Warrant (incorporated by reference to Exhibit 99.3 to the Registrant’s 6-K, filed on August 14, 2025)
5.1	Opinion of Sichenzia Ross Ference Carmel LLP relating to the base prospectus (filed herewith)
5.2	Opinion of Carey Olsen (BVI) L.P., counsel to Registrant (filed herewith)
10.1	Form of Series A Warrant for the Purchase of Ordinary Shares (incorporated by reference to Exhibit 4.1 to the Registrant’s 6-K, filed on January 19, 2024)
10.2	Form of Series B Warrant for the Purchase of Ordinary Shares (incorporated by reference to Exhibit 4.2 to the Registrant’s 6-K, filed on January 19, 2024)
10.2	Form of Placement Agent Warrant for the Purchase of Ordinary Shares incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement (No. 333-275239), filed on January 8, 2024)
10.4	Warrant Issued to Exchange Listing, LLC (incorporated by reference to Exhibit 4.2 of the Company’s Registration on Form F-1 filed on March 16, 2023).
10.5	Employment Agreement, dated January 1, 2022 between Victor Hoo and the V Capital Kronos Berhad - incorporated by reference to Exhibit 10.1 to the F-1, as filed with the SEC on November 1, 2022
10.6	Employment Agreement, dated January 1, 2022 between Karen Liew and V Capital Kronos Berhad - incorporated by reference to Exhibit 10.2 to the F-1, as filed with the SEC on November 1, 2022
10.7	Employment Agreement, dated January 1, 2022 between Vincent Hong and V Capital Kronos Berhad - incorporated by reference to Exhibit 10.3 to the F-1, as filed with the SEC on November 1, 2022
10.8	Employment Agreement, dated January 1, 2022 between Ang Zhi Feng and V Capital Kronos Berhad - incorporated by reference to Exhibit 10.6 to the F-1, as filed with the SEC on November 1, 2022
10.9	Employment Agreement, dated January 1, 2022 between Vivian Yong Hui Wun and V Capital Kronos Berhad - incorporated by reference to Exhibit 10.7 to the F-1, as filed with the SEC on November 1, 2022
10.10	Collaboration Agreement dated as of July 19, 2023, by and between the Registrant and Treasure Global Inc (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 6-K, filed on July 21, 2023)
10.11	Software Development Agreement dated as of July 20, 2023, by and between the Registrant and Gem Reward Sdn Bhd (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 6-K, filed on July 21, 2023)
10.12	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s 6-K, filed on January 19, 2024)

10.13	Heads of Agreement Entered by and between V CAPITAL REAL ESTATE SDN BHD and HAAD SAI NGEN CO. LTD (incorporated by reference to Exhibit 10.1 to the Registrant’s 6-K, filed on January 26, 2024)
10.14	Asset Purchase Agreement Entered by and between VCI Global Limited and Cogia GmbH (incorporated by reference to Exhibit 10.1 to the Registrant’s 6-K, filed on April 5, 2024)
10.15	Form of the Securities Purchase Agreement (incorporated by reference to Exhibit 99.1 to the Registrant’s 6-K, filed on July 17, 2024)
10.16	Partnership Agreement, dated July 24, 2024 between the Registrant and TalkingData Group Holdings Limited (incorporated by reference to Exhibit 99.4 to the Registrant’s 6-K, filed on July 29, 2024)
10.17	Form of Purchase Warrant Agreement (incorporated by reference to Exhibit 4.1 to the Registrant’s 6-K, filed on August 6, 2024)
10.18	Form of Purchase Agreement between VCI Global Limited and Alumni Capital LP (incorporated by reference to Exhibit 10.1 to the Registrant’s 6-K, filed on August 6, 2024)
10.19	Senior Convertible Note dated as of September 2, 2024, by and between VCI Global Limited and Advanced Opportunities Fund I (incorporated by reference to Exhibit 4.1 to the Registrant’s 6-K, filed on September 6, 2024)
10.20	Securities Purchase Agreement dated as of September 2, 2024, by and between VCI Global Limited and Advanced Opportunities Fund I (incorporated by reference to Exhibit 10.1 to the Registrant’s 6-K, filed on September 6, 2024)
10.21	Securities Purchase Agreement (incorporated by reference to Exhibit 99.1 to the Registrant’s 6-K, filed on December 4, 2024)
10.22	Securities Purchase Agreement (incorporated by reference to Exhibit 99.2 to the Registrant’s 6-K, filed on December 4, 2024)
10.23	Securities Purchase Agreement (incorporated by reference to Exhibit 99.1 to the Registrant’s 6-K, filed on December 5, 2024)
10.24	Modification Agreement between VCI Global Limited and Alumni Capital LP dated May 21, 2025 (incorporated by reference to Exhibit 99.1 to the Registrant’s 6-K, filed on June 27, 2025)
10.25	Securities Purchase Agreement by and between VCI Global Limited Alumni Capital LP dated August 13, 2025 (incorporated by reference to Exhibit 99.1 to the Registrant’s 6-K, filed on August 14, 2025)
19.1	Insider Trading Policy (incorporated by reference to Exhibit 11.1 to the Registrant’s 20-F, filed on April 30, 2024)
21.1	List of Subsidiaries of the Registrant- incorporated by reference to Exhibit 21.1 to the F-1/A1, as filed with the SEC on November 29, 2022
23.1	Consent of WWC, P.C., Independent Registered Public Accounting Firm
23.2	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)
23.3	Consent of Carey Olsen (BVI) L.P. (included in Exhibit 5.2)
25.1*	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended.
97.1	Clawback Policy (incorporated by reference to Exhibit 99.7 to the Registrant’s 20-F, filed on April 30, 2024)
107	Filing Fee Table (filed herewith)

*	If applicable, to be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference.

Item 10. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kuala Lumpur, Malaysia on September 24, 2025.

VCI GLOBAL LIMITED

By:	/s/ Victor Hoo
Victor Hoo
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Victor Hoo	Chairman and Chief Executive Officer	September 24, 2025
Victor Hoo	(Principal Executive Officer)

/s/ Ang Zhi Feng	Chief Financial Officer	September 24, 2025
Ang Zhi Feng	(Principal Financial and Accounting Officer)

/s/ Karen Liew	Executive Director	September 24, 2025
Karen Liew

/s/ Vincent Hong Khay Kuan	Executive Director	September 24, 2025
Vincent Hong Khay Kuan

/s/ Alex Chua Siong Kiat	Executive Director	September 24, 2025
Alex Chua Siong Kiat

/s/ Victor Lee Kam Wing	Executive Director	September 24, 2025
Victor Lee Kam Wing

/s/ Zoe Yong Goon Wey	Director	September 24, 2025
Zoe Yong Goon Wey

/s/ Lee Tze Wee	Director	September 24, 2025
Lee Tze Wee

/s/ Steve Ng Mun Huat	Director	September 24, 2025
Steve Ng Mun Huat